As filed with the Securities and Exchange Commission on September 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IceCure Medical Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Ha’Eshel St., PO Box 3163
Caesarea, 3079504 Israel

Tel: +972.4623.0333

(Address and telephone number of registrant’s principal executive offices)

IceCure Medical Inc.

10 W Prospect Street, Suite 401
Nanuet, New York 10954 Tel: +1.888.902.5716

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: 212.660.3000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers, North Tower, 35th Floor Tel Aviv, Israel 6473925 T +972.74.758.0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 4, 2025

$100,000,000

IceCure Medical Ltd.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $100,000,000 of our ordinary shares, no par value, or the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants. We refer to the Ordinary Shares, warrants, the Ordinary Shares issued or issuable upon exercise of the warrants and units, collectively, as the securities. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICCM. On September 3, 2025, the last reported sale price of our Ordinary Shares on Nasdaq was $1.05 per Ordinary Share.

On September 3, 2025, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $43,281,705, based on 37,691,984 Ordinary Shares outstanding and a per Ordinary Share price of $1.1483 based on the closing sale price of our Ordinary Shares on July 8, 2025. We have offered and sold $5.18 million of our securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or the SEC, as described in “Risk Factors” beginning on page 3.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other foreign securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $100,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company” and “IceCure” refer to IceCure Medical Ltd. and its wholly owned subsidiaries, IceCure Medical Inc., a Delaware corporation, IceCure Medical HK Limited, a Hong Kong corporation and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels and references to “dollars” or “$” are to U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a commercial stage medical device company focusing on the research, development and marketing of cryoablation systems and technologies based on liquid nitrogen, or LN2, for treating tumors. Cryoablation is the process by which benign and malignant tumors are ablated (destroyed) through freezing such tumors. Our proprietary cryoablation technology is a minimally invasive alternative to surgical intervention for tumors, including those found in breast, lungs, kidneys, bones and other indications. Our lead commercial cryoablation product is the ProSense system and its associated CryoProbes.

Rights Offering

On August 1, 2025, we closed a rights offering, or the Rights Offering, pursuant to which we issued 9,954,756 Ordinary Shares, warrants to purchase up to 9,999,994 Ordinary Shares, and pre-funded warrants to purchase up to 45,238 Ordinary Shares at a subscription price of $1.00 per subscription unit of one Ordinary Share and one warrant to purchase one Ordinary Share and $0.9999 per subscription unit of one pre-funded warrant to purchase one Ordinary Share and one warrant to purchase one Ordinary Share. We received $9,999,989.33 in gross proceeds from the Rights Offering.

Corporate Information

We are an Israeli corporation based in Caesarea, Israel and were incorporated in Israel in 2006. On February 2, 2011, we became a public company in Israel and our Ordinary Shares were listed for trade on the Tel Aviv Stock Exchange, or the TASE. On August 26, 2021, our Ordinary Shares were listed for trade on Nasdaq. Our principal executive offices are located at 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel. Our telephone number in Israel is +972-4-6230333. Our website address is http://www.icecure-medical.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks set forth below and described under “Risk Factors” in the applicable prospectus supplement and under “Item 3. Key Information - D. Risk Factors,” in our most recent Annual Report on Form 20-F, or any updates in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to Our Operations in Israel

Our principal executive offices, most of our research and development activities and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including Israel’s multi-front war with terrorist groups in neighboring countries, such as Hezbollah in Lebanon and Hamas in the Gaza Strip, and state actors such as Iran, and Israel’s response thereto.

We are incorporated under Israeli law and our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, most of our officers and directors are residents of Israel. Accordingly, political, economic and military and security conditions in Israel and the surrounding region may directly affect our business. Any conflicts, political instability, terrorism, cyberattacks or any other hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations. Ongoing and revived hostilities in the Middle East or other Israeli political or economic factors, could harm our operations.

In October 2023, Hamas terrorists infiltrated Israel’s border with the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign commenced in the Gaza Strip. As of September 3, 2025, the ceasefire with Hamas that had been in place since January 2025 has ended, and hostilities have resumed. The continuation of the conflict has led to heightened security concerns, potential disruptions to business operations, and economic instability. There remains significant uncertainty regarding the duration and escalation of the conflict, and further military actions, restrictions, or government-imposed measures could adversely affect our operations and financial condition. Other regional hostilities, since October 7, 2023, have concurrently become more pronounced. This includes and has included a northern front war between Israel and Hezbollah and continued conflict with the Houthi Movement in Yemen. Such potential disruption to our operations may include certain delays and diversions of the import of certain components for manufacturing and production as a result of reduced air travel and the attacks on container ships on the Red Sea route by the Iranian-backed Houthi Movement.

In April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel. On June 13, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran aimed to disrupt Iran’s capacity to coordinate or launch further hostilities against Israel, as well as disrupt its nuclear program. On June 21, 2025, the United States military conducted targeted air strikes against three nuclear sites within Iran and on June 23, 2025 Iran retaliated against U.S. interests in the region.

On June 24, 2025, a ceasefire was implemented between Iran and Israel and, as of July 1, 2025, still remains in place. Nonetheless, hostilities between Iran and Israel and the United States may resume in the near future, which could create significant volatility in the global economy as well as disruptions to global supply chains. For example, between June 13, 2025 and June 24, 2025, Israel and certain neighboring countries temporarily closed their airspace on an intermittent basis. As a result, certain shipments of our products were temporarily delayed and resulted in delayed deliveries to customers.

The intensity and duration of the multi-front conflict are difficult to predict, as are such conflict’s economic implications on the Company’s business and operations and on Israel’s economy in general. The potential deterioration of Israel’s economy, as a direct and indirect result of these events, may have a material adverse effect on the Company and its ability to effectively conduct its operations.

In connection with the current multi-front conflict, Israeli military reservists have been called up to perform military service. Eight of our employees have been called up as of September 3, 2025. Almost all of those employees have since returned from reserve duty as of September 3, 2025, but there can be no guarantee that they will not be called up again. Additional employees may be called up, for service, and such persons may be absent for an extended period of time. As a result, our operations may be disrupted by such absences, which in turn may materially and adversely affect our business, prospects, financial condition and results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

Prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system. In response to the foregoing developments, individuals, organizations and institutions, both within and outside of Israel, have voiced concerns that the proposed changes may negatively impact the business environment in Israel including due to reluctance of foreign investors to invest or transact business in Israel as well as to increased currency fluctuations, downgrades in credit rating, increased interest rates, increased volatility in securities markets, and other changes in macroeconomic conditions. To the extent that any of these negative developments do occur, they may have an adverse effect on our business, our results of operations and our ability to raise additional funds, if deemed necessary by our management and board of directors.

Risks Related to Enforceability of Civil Liabilities

Investors may have difficulty enforcing judgments against us, our directors and management.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

One member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the People’s Republic of China, or the PRC. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States on Mr. Huang and attempts to enforce such a judgment in the PRC could be costly, time consuming and ultimately unsuccessful.

In addition, Mr. Vincent Chun Hung Chan, a member of our board of directors, is a citizen of both Great Britain and the Hong Kong Special Administrative Region of the PRC, or Hong Kong. Mr. Li Haixiang, a member of our board of directors, is a citizen of Hong Kong. Mr. Chan and Mr. Haixiang are located in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States and attempts to enforce such a judgment in Hong Kong on Mr. Chan or Mr. Haixiang could be costly, time consuming and ultimately unsuccessful.

To the extent any of our directors are located in China or Hong Kong, it may be difficult for you to enforce liabilities and enforce judgments on these individuals, for you to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of the foregoing, you may have more difficulties in protecting your interests through actions against us, our officers or directors than would shareholders of a company incorporated in a jurisdiction in the United States. See “Enforceability of Civil Liabilities” for a more detailed discussion on enforcement risks related to civil liabilities.

Risks Related to Ownership of our Securities

Our principal shareholders, officers and directors currently beneficially own approximately 48.3% of our Ordinary Shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of September 3, 2025, our principal shareholders, officers and directors beneficially own approximately 48.3% of our Ordinary Shares. Therefore, these shareholders, and in particular, our largest shareholder, Epoch Partner Investments Limited, or Epoch, have the ability to influence us through their ownership positions. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders, acting together, may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our Ordinary Shares that you may believe are in your best interest as one of our shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our available cash and our ability to obtain additional funding;

●	our ability to market and sell our products;

●	regulatory developments in the United States and other countries;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to internally develop new inventions and maintain and protect our European, U.S., and other patents and other intellectual property;

●	our ability to obtain and maintain regulatory approvals for our products and their associated indications for use;

●	our ability to retain key executive members;

●	our ability to expose and educate physicians and other medical professionals about the use cases of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passages of future laws;

●	general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war Israel is facing; and

●	those factors referred to in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our most recent Annual Report on Form 20-F, which is incorporated by reference herein.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and accompanying prospectus, including in the information incorporated by reference herein and therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Any forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate and working capital purposes, which include financing our operations, capital expenditures and research and development. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Companies Law, the repurchase of shares is treated as a dividend distribution.

The Israeli Companies Law, 5759-1999, or the Companies Law, imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Under the Companies Regulations (Relief for Companies Whose Securities are Listed on a Stock Exchange Outside of Israel), 5760–2000, or the Exemptions Regulations, however, an Israeli company whose shares are listed outside Israel is permitted to execute distributions through repurchasing its own shares, even if the profit test is not met, without the need for a court’s approval. This exemption is subject to certain conditions, including, among others: (i) the distribution meets the solvency test; and (ii) there had not been any objection filed by any of the Company’s creditors to the relevant court. If any creditor objects to such distribution, the Company will be required to obtain the court’s approval for such distribution.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10 – Taxation” in our most recent Annual Report on Form 20-F for additional information, which is incorporated by reference herein.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma basis to give effect to (i) the issuance of 9,954,756 Ordinary Shares, warrants to purchase up to 9,999,994 Ordinary Shares, and pre-funded warrants to purchase up to 45,238 Ordinary Shares in the Rights Offering for aggregate gross proceeds of $9,999,989.33; (ii) the issuance of 17,699 restricted share units to a service provider; and (iii) the repayment of a loan and associated interest under a certain unsecured loan agreement by and between the Company and Epoch, dated May 17, 2025, or the Bridge Loan, in the principal amount of $2.0 million.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2025 and our Management’s Discussion and Analysis of Financial Condition and Results of Operations for such period attached as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 13, 2025.

	As of June 30, 2025
U.S. dollars in thousands	Actual	Pro forma
	(Unaudited)
Cash and cash equivalents	$5,383	$12,703
Shareholders’ equity:
Ordinary Shares, no par value per share, 2,500,000,000 authorized and 58,696,960 issued and outstanding as of June 30, 2025; 68,699,415 issued and outstanding pro forma.	-	-
Additional paid-in capital	115,222	124,582
Accumulated loss	$(112,331)	$(112,331)
Total shareholders’ equity	$2,891	$12,251
Total capitalization	$2,891	$12,251

The table above is based on 58,696,960 Ordinary Shares issued and outstanding as of June 30, 2025 and excludes the following as of such date:

●	an aggregate of 3,358,087 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.4 to NIS 17.9 (approximately $0.73 to $5.31) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2006 Option Plan;

●	an aggregate of 1,001,419 Ordinary Shares issuable upon the exercise of outstanding options to purchase Ordinary Shares, at exercise prices ranging between NIS 2.48 to NIS 2.95 (approximately $0.74 to $0.88) per Ordinary Share, issued to directors, officers, service providers and employees issued under the 2024 Incentive Plan;

●	an aggregate of 1,727,666 Ordinary Shares issuable upon the vesting of restricted share units, granted under the 2024 Incentive Plan;

●	an aggregate of 9,999,994 Ordinary Shares issuable upon the exercise of warrants, at an exercise price of $1.00 per Ordinary Share, issued in the Rights Offering; and

●	an aggregate of 45,238 Ordinary Shares issuable upon the exercise of pre-funded warrants, at an exercise price of $0.0001 per Ordinary Share, issued in the Rights Offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $100,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

General

The following description of our share capital, provisions of our articles of association as may be amended and restated from time to time, and Israeli law are summaries and do not purport to be complete, and is qualified in its entirety by reference to, the provisions of our articles of association as well as the Israeli law and any other documents referenced in the summary and from which the summary is derived.

As of September 3, 2025 our authorized share capital consisted of 2,500,000,000 Ordinary Shares, with no par value, of which 68,699,415 shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Our registration number with the Israeli Registrar of Companies is 513787804.

Ordinary Shares

In the last three years, we have issued an aggregate of 31,833,861 Ordinary Shares in several public offerings, a rights offering and in exercises of employees’ stock options for aggregate net proceeds of $37,108 thousand (in each case based on the exchange rate of the NIS and U.S. dollar applicable on the day of the closing of the respective transaction) thousand.

Options

In the last three years, we have granted options to purchase an aggregate of 2,245,018 Ordinary Shares to directors, officers and employees with exercise prices ranging from NIS 2.5 to NIS 11.3 (approximately $0.74 to $3.34) per share. A total of 106,250 options were exercised in the last three years.

Restricted Share Units

In the last three years, we have granted an aggregate of 1,786,998 restricted share units to directors, officers and employees.

Warrants

In the last three years, we have issued an aggregate of 9,999,994 warrants to purchase Ordinary Shares, all of which were issued at the closing of the Rights Offering.

Pre-Funded Warrants

In the last three years, we have issued an aggregate of 45,238 pre-funded warrants to purchase Ordinary Shares, all of which were issued at the closing of the Rights Offering.

Our Articles of Association

Purposes and Objects of the Company

Our purpose is set forth in Article 4 of our articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Under our articles of association, the board of directors shall consist of not less than five (5) and not more than eleven (11) directors.

Pursuant to our articles of association, our directors are elected at an annual general meeting and/or a special meeting of our shareholders and serve on the board of directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of our articles of association or any applicable law, upon the earlier. Pursuant to the Companies Law, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, under certain circumstances, our articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting or special general meeting in which directors may be appointed or terminated. External directors may be elected for up to two additional three-year terms following their initial term of three years, under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Item 6.C. Management—Board Practices—External Directors” in our most recent Annual Report on Form 20-F, which is incorporated by reference herein.

Shareholders Annual and Special Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, either (i) five percent (5%) or more of our outstanding issued shares and one percent (1%) or more of our outstanding voting power or (ii) five percent (5%) or more of our outstanding voting power, or the Non Exempted Holding. However, under the Exemptions Regulations, the board of directors of an Israeli company whose shares are listed outside of Israel, shall convene a special meeting at the request of (i) one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five percent (5%) in the past, and at least one percent (1%) of the voting rights in the company, or (ii) one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law as applicable to companies incorporated in the country which the Company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

In addition, one or more shareholders that hold at least one percent (1%) of the voting rights of a company may request its board of directors to include an item on the agenda of a future general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request a company’s board of directors to include an appointment of a candidate for a position on the board of directors or the dismissal of a board member from office, as an item on the agenda of a future general meeting (if the company sees fit), provided that the shareholder holds at least five percent (5%) of the voting rights of the company, instead of one percent (1%) as required previously.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four (4) and sixty (60) days prior to the date of the meeting, as the case may be. Resolutions regarding the following matters must be approved at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of our board of directors’ powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	a dissolution of the Company by the court or by its shareholders (as such term is defined in the Companies Law).

Notices

The Companies Law and our articles of association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting, as the case may be, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If half an hour has elapsed from the date set for the meeting and the quorum has not been found valid, the meeting will be postponed to the business day after the day of the meeting, to the same time and to the same place or to another day, time and place as determined by the board of directors. The company will announce through the immediate report of the postponement of the meeting and the date of the postponed meeting. If no lawful quorum is present at the adjourned meeting as aforesaid, at least one shareholder shall be present in person or by proxy, a lawful quorum, unless the meeting was convened at the request of shareholders. If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or any of our subsidiaries). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger will be subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders instead. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but did not receive the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

However, under the Exemptions Regulations, such limitations regarding a tender offer do not apply to an Israeli company whose shares are listed outside of Israel, provided that the applicable law to companies incorporated in the country in which the company is listed for trade provides restrictions on the acquisition of control of any percentage of a company or that the acquisition of control of any percentage of the company requires the purchaser to also offer its securities (by way of tender offer) to shareholders from among the public.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Exclusive Forum

Our articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions, and accordingly, both state and federal courts have jurisdiction to entertain such claims. While the federal forum provision in our articles of association does not restrict the ability of our shareholders to bring claims under the Securities Act, we recognize that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs, which may discourage the filing of claims under the Securities Act against the Company, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in our articles of association. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provision of our articles of association described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares; and

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law were passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements of IceCure Medical Ltd. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference into this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$15,310.00
Printer fees and expenses	$3,500
Legal fees and expenses	$20,000
Accounting fees and expenses	$20,000
Miscellaneous	$10,000
Total	$68,810

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	Our Reports on Form 6-K furnished on April 10, 2025, April 30, 2025 (with respect to the first, second, third and fifth paragraphs and the section titled “Forward-Looking Statements” of the press release attached therewith as Exhibit 99.1), May 15, 2025, May 21, 2025, May 28, 2025 (with respect to the press release attached therewith as Exhibit 99.1, excluding the third and fourth paragraphs thereof), June 9, 2025 (with respect to the first and third paragraphs of the press release attached therewith as Exhibit 99.1), July 3, 2025, July 10, 2025, July 16, 2025, July 25, 2025 (with respect to the first, third, fourth and sixth paragraphs and the section titled “Forward-Looking Statements” of the press release attached therewith as Exhibit 99.1), July 28, 2025, as amended on August 1, 2025, August 1, 2025, August 13, 2025 (other than the fourth, fifth and sixth paragraphs of Exhibit 99.3 attached therewith), August 20, 2025, September 4, 2025 (with respect to the press release attached therewith as Exhibit 99.1, excluding the fourth paragraph thereof) and September 4, 2025; and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel, Attention: Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the attorney general under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment are not contrary to the law or public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present its case, the judgment was given by an authorized court to issue it under applicable international private law rules in Israel, and the judgment does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable and according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it may violate the sovereignty or threaten the security of the State of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfil its duty by the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency, applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

In addition, one member of our board of directors, Mr. Yang Huang, is a citizen of and is located in the PRC, one member of our board of directors, Mr. Vincent Chun Hung Chan, is a citizen of both Great Britain and Hong Kong and is located in Hong Kong, and another member, Mr. Li Haixiang, is a citizen of Hong Kong. It may be difficult to enforce liabilities and enforce judgments on these individuals, for investors to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Related to Enforceability of Civil Liabilities—Investors may have difficulty enforcing judgments against us, our directors and management” in this prospectus for further details.

PRC courts may recognize and enforce foreign judgments against Mr. Huang in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity, however, between China and the United States for the mutual recognition and enforcement of court judgments. PRC courts will not enforce a foreign judgment against Mr. Huang if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against Mr. Chan or Mr. Haixiang predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against Mr. Chan or Mr. Haixiang predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Pursuing such a foreign judgment against Mr. Huang, Mr. Chan, or Mr. Haixiang, therefore, may incur significant costs and may be time-consuming due to the complex nature of prosecuting or litigating any such potential action described above.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Form 6-K, unaudited interim financial information.

We maintain a corporate website at http://www.icecure-medical.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

$100,000,000

IceCure Medical Ltd.

Ordinary Shares

Warrants

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, or by another person, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent the Initiation of Procedures or to Conclude Proceedings, subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors’ and officers’ insurance.

Exemption

Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his or her duty of loyalty, but may exempt in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exemption is included in its articles of association. Our articles of association and our letter of exemption provide that we may exempt, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care. Subject to the aforesaid limitations, under the indemnification agreements, we exempt and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law, while acting in good faith and having reasonable basis to believe that such action would not harm the interests of the Company.

Limitations

The Companies Law provides that the Company may not exempt or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exemption) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exemption, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy that was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations. In addition, under regulations promulgated under the Companies Law, the insurance of office holders of a company in which there is a controlling shareholder who is also an office holder, a board approval is also required, subject to meeting the aforesaid conditions.

Our articles of association permit us to exempt (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1**	Form of Underwriting Agreement.
3.1	Articles of Association of IceCure Medical Ltd. (incorporated herein by reference to Exhibit 1.1 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
4.1**	Form of Warrant.
4.2**	Form of Unit Agreement.
5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to IceCure Medical Ltd.
5.2**	Opinion of Sullivan & Worcester LLP, U.S. counsel to IceCure Medical Ltd.
23.1*	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, independent registered public accounting firm.
23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).
23.3**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on signature page).
107*	Calculation of Filing Fee Tables

*	Filed herewith.

**	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel, on September 4, 2025.

ICECURE MEDICAL LTD.

By:	/s/ Ronen Tsimerman
Ronen Tsimerman
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of IceCure Medical Ltd., hereby severally constitute and appoint Eyal Shamir and Ronen Tsimerman with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eyal Shamir	Chief Executive Officer, Director	September 4, 2025
Eyal Shamir	(Principal Executive Officer)

/s/ Ronen Tsimerman	Chief Financial Officer, Chief Operations Officer	September 4, 2025
Ronen Tsimerman	(Principal Financial and Accounting Officer)

/s/ Ron Mayron	Director, Chairman of the Board of Directors	September 4, 2025
Ron Mayron

/s/ Vincent Chun Hung Chan	Director	September 4, 2025
Vincent Chun Hung Chan

/s/ Yang Huang	Director	September 4, 2025
Yang Huang

/s/ Sharon Levita	Director	September 4, 2025
Sharon Levita

	Director	September 4, 2025
Li Haixiang

/s/ Yonatan Malca	Director	September 4, 2025
Yonatan Malca

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, IceCure Medical Inc., the duly authorized representative in the United States of IceCure Medical Ltd., has signed this registration statement on September 4, 2025.

/s/ IceCure Medical Inc.
IceCure Medical Inc.